MEDIA CONTACT:
Kasey Holman
Media Relations – Silicon Image, Inc.
Phone: 408-616-4192
kasey.holman@siliconimage.com

INVESTOR CONTACT:
Mike Bishop
Investor Relations – The Blueshirt Group
Phone: 415-217-4968
mike@blueshirtgroup.com

Silicon Image Reports First Quarter 2009 Financial Results

SUNNYVALE, Calif., April 23, 2009 – Silicon Image, Inc. (NASDAQ: SIMG), a leader in semiconductors and intellectual property for the secure distribution, presentation and storage of high-definition content, today reported financial results for its first quarter ended March 31, 2009.

Revenue for the first quarter of 2009 was $40.5 million, compared to $59.4 million for the fourth quarter of 2008 and $67.1 million for the first quarter of 2008.

GAAP net loss for the first quarter of 2009 was $33.3 million, or $0.45 per diluted share, compared to a net income of $5.0 million, or $0.07 per diluted share, for the fourth quarter of 2008 and net loss of $562,000, or $0.01 per diluted share, for the first quarter of 2008. GAAP net loss for the first quarter of 2009 includes a goodwill impairment charge of $19.2 million.  GAAP net income for the fourth quarter of 2008 includes pre-tax restructuring expenses of $4.0 million.

Non-GAAP net loss for the first quarter of 2009 was $3.6 million, or $0.05 per diluted share, compared to net income of $15.7 million, or $0.21 per diluted share, for the fourth quarter of 2008 and net income of $3.4 million, or $0.04 per diluted share, for the first quarter of 2008. Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, restructuring charges, and goodwill impairment.

A reconciliation of GAAP and non-GAAP items is provided in a table following the Condensed Consolidated Statements of Income.

“During the first quarter of 2009 we continued to make good progress capturing design wins and working with industry leaders to form new technology standards consortiums," said Steve Tirado, president and chief executive officer of Silicon Image. "Our financial performance for the first quarter was in line with our internal plan and reflective of the global economic environment.”

                                               1060 E. Arques Avenue, Sunnyvale, CA 94085      408.616.4000    www.siliconimage.com

The following are Silicon Image’s financial performance estimates for the second quarter of 2009:

Revenue: $40 million - $42 million
Gross margin: 54% - 55%
GAAP operating expenses: $35 million - $36 million
Non-GAAP operating expenses: $29 million - $30 million
Interest income: $0.8 million - $.9 million
Diluted shares outstanding: approximately 75 million
Cash flow neutral

Use of Non-GAAP Financial Information

Silicon Image presents and discusses gross margin, operating expenses, net income and basic and diluted net income per share in accordance with Generally Accepted Accounting Principles (GAAP) and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain non-cash charges such as amortization of intangibles, stock based compensation and goodwill impairment do not reflect the cash operating results of the business. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

                                               1060 E. Arques Avenue, Sunnyvale, CA 94085      408.616.4000    www.siliconimage.com

Conference Call

The company will host an investor conference call today to discuss its first quarter 2009 results at 2:00 p.m. Pacific Time and will Web cast that event. To access the conference call, dial 877-741-4248 or 719-325-4815 and enter pass code 5534052. The Web cast will be accessible on Silicon Image's investor relations Web site at http://www.SiliconImage.com. A replay of the conference call will be available within two hours of the conclusion of the conference call through April 28, 2009. To access the replay, please dial 888-203-1112 or 719-457-0820 and enter pass code 5534052.

About Silicon Image, Inc.
Silicon Image, Inc. is a leading provider of semiconductor and intellectual property products for the secure distribution, presentation and storage of high-definition content.  With a rich history of technology innovation that includes creating industry standards such as DVI and HDMI, the company’s solutions facilitate the use of digital content amongst consumer electronics, personal computer (PC) and storage devices, with the goal to securely deliver digital content anytime, anywhere and on any device.  Founded in 1995, the company is headquartered in Sunnyvale, California, with regional engineering and sales offices in China, Germany, Japan, Korea, Taiwan and the United Kingdom.  For more information, please visit www.siliconimage.com.

NOTE: Silicon Image, the Silicon Image logo, LiquidHD, LiquidPlay, and MHL are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and/or other countries.  HDMI is a trademark or registered trademark of HDMI Licensing, LLC in the United States and/or other countries.  All other trademarks and registered trademarks are the property of their respective owners in the Unites States and/or other countries.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to Silicon Image's future operating results, including revenue, gross margin, operating expenses, interest income, tax rates and use of cash. These forward-looking statements involve risks and uncertainties, including the risks of uncertain economic conditions, competition in our markets, the Company's ability to deliver financial performance in-line with its stated goals and other risks and uncertainties described from time to time in Silicon Image's filings with the Securities and Exchange Commission (SEC). These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K and 10-Q filed by Silicon Image with the U.S. Securities and Exchange Commission. These forward-looking statements are made on the date of this press release, and Silicon Image assumes no obligation to update any such forward-looking information.

                                               1060 E. Arques Avenue, Sunnyvale, CA 94085      408.616.4000    www.siliconimage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)
	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008
Revenue:
Product	$34,595	$49,204	$57,187
Licensing	5,917	10,239	9,926
Total revenue	40,512	59,443	67,113
Cost of revenue and operating expenses:
Cost of product revenue (1)	18,219	24,618	27,788
Cost of license revenue	196	123	349
Research and development (2)	17,734	20,265	21,542
Selling, general and administrative (3)	13,715	16,866	18,318
Impairment of goodwill	19,210	-	-
Amortization of intangible assets	1,473	1,587	1,587
Restructuring expense (4)	759	3,982	-
Total cost of revenue and operating expenses	71,306	67,441	69,584
Loss from operations	(30,794)	(7,998)	(2,471)
Interest income and other, net	939	1,151	1,916
Loss before provision for income taxes	(29,855)	(6,847)	(555)
Provision (benefit) for income taxes	3,474	(11,860)	7
Net income (loss)	$(33,329)	$5,013	$(562)

Net income (loss) per share – basic and diluted	$(0.45)	$0.07	$(0.01)
Weighted average shares – basic	74,421	74,068	80,987
Weighted average shares – diluted	74,421	74,940	80,987
_________________
(1) Includes stock compensation expense	$199	$313	$350
(2) Includes stock compensation expense	1,374	1,934	1,234
(3) Includes stock compensation expense	1,992	2,836	2,439
(4) Includes stock compensation expense	-	14	-

                                               1060 E. Arques Avenue, Sunnyvale, CA 94085      408.616.4000    www.siliconimage.com

SILICON IMAGE, INC.
GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) RECONCILIATION

(In thousands, except per share amounts)	Three Months Ended
(unaudited)	March 31, 2009	December 31, 2008	March 31, 2008
GAAP net income (loss)	$(33,329)	$5,013	$(562)

Non-GAAP adjustments:
Stock-based compensation expense (1)	3,565	5,097	4,023
Amortization of intangible assets (2)	1,473	1,587	1,587
Goodwill impairment (3)	19,210	-	-
Restructuring expense	759	3,968	-
Non-GAAP net income (loss) before tax adjustments	(8,322)	15,665	5,048

Income tax effects on above adjustments (4)	4,686	-	(1,683)
Non-GAAP net income (loss)	$(3,636)	$15,665	$3,365

Non-GAAP net income (loss) per share — basic and diluted	$(0.05)	$0.21	$0.04

Weighted average shares — basic	74,421	74,068	80,987
Weighted average shares — diluted	74,421	74,940	81,574

(1) For the three months ended March 31, 2009, December 31and March 31, 2008, these adjustments represent the non-cash amortization of stock-based compensation associated with
SFAS No. 123 (R) Share-based Payment.

Cost of Revenue	$199	$313	$350
Research and Development	1,374	1,934	1,234
Selling, General and Administrative	1,992	2,836	2,439
Restructuring expense	-	14	-
Total	$3,565	$5,097	$4,023

(2) These adjustments represent expenses for the amortization of intangible assets recorded in connection with our acquisitions. These on-going expenses pertain to intangible assets that are not expected to be replaced when fully amortized, as might a depreciable tangible asset.

(3) This adjustment represents the impairment recorded on goodwill.

(4) Non-GAAP related items for Q4 2008 were not tax-effected as our tax effective rate results in a benefit for these periods.

                                               1060 E. Arques Avenue, Sunnyvale, CA 94085      408.616.4000    www.siliconimage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	March 31, 2009	December 31, 2008
Assets
Current Assets:
Cash and cash equivalents	$21,099	$95,414
Short-term investments	147,908	89,591
Accounts receivable, net	17,505	5,922
Inventories	12,249	12,775
Prepaid expenses and other current assets	21,621	15,275
Deferred income taxes	6,252	6,665
Total current assets	226,634	225,642
Property and equipment, net	17,527	19,394
Goodwill	-	19,210
Intangible assets, net	31,448	32,921
Deferred income taxes, non-current	19,584	28,193
Other assets	984	1,181
Total assets	$296,177	$326,541
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$10,692	$7,278
Accrued and other liabilities	20,566	23,023
Deferred license revenue	3,530	2,348
Deferred margin on sales to distributors	3,127	6,881
Total current liabilities	37,915	39,530
Other long-term liabilities	8,304	8,064
Total liabilities	46,219	47,594
Stockholders’ Equity:
Total stockholders’ equity	249,958	278,947
Total liabilities and stockholders’ equity	$296,177	$326,541

                                               1060 E. Arques Avenue, Sunnyvale, CA 94085      408.616.4000    www.siliconimage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS
(In thousands)	Three Months Ended March 31,
Unaudited	2009	2008
Cash flows from operating activities:
Net loss	$(33,329)	$(562)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	2,281	2,722
Provision for doubtful accounts	27	265
Gain on recovery of accounts receivable previously written off	(107)	-
Amortization/(accretion) of investment premium/(discount)	829	(43)
Amortization of intangible assets	1,473	1,587
Impairment of goodwill	19,210	-
Stock-based compensation expense	3,565	4,023
Tax deficiency from employee based compensation plans	(580)	(647)
Excess tax benefits from employee stock transactions	(8)	(42)
Deferred income taxes	9,022	(774)
Loss on disposal of property and equipment	199	7
Gain on derivative transactions	(22)	-
Realized (gain)/loss on sale of short-term investments	15	(49)
Changes in assets and liabilities:
Accounts receivable	(11,541)	(6,022)
Inventories	526	6,082
Prepaid expenses and other assets	(6,081)	1,582
Accounts payable	2,720	199
Accrued and other liabilities	(1,141)	(1,327)
Deferred revenue	1,182	1,111
Deferred margin on sales to distributors	(3,754)	(983)
Cash provided by (used in) operating activities	(15,514)	7,129
Cash flows from investing activities:
Purchases of short-term investments	(93,453)	(75,134)
Proceeds from sales of short-term investments	34,460	118,265
Purchases of property and equipment	(491)	(2,597)
Proceeds from sales of property and equipment	97	-
Cash provided by (used in) investing activities	(59,387)	40,534
Cash flows from financing activities:
Proceeds from issuances of common stock, net	1,627	1,838
Payments for vendor financed software and intangibles purchased	(625)	-
Excess tax benefits from employee stock transactions	8	42
Repurchase of restricted stock units for income tax withholding	(224)	-
Repurchase of common stock	-	(62,000)
Cash provided by (used in) financing activities	786	(60,120)
Effect of exchange rate changes on cash and cash equivalents	(200)	139
Net decrease in cash and cash equivalents	(74,315)	(12,318)
Cash and cash equivalents — beginning of period	95,414	137,822
Cash and cash equivalents — end of period	$21,099	125,504
Supplemental cash flow information:
Restricted stock units vested	$625	$-
Cash payment for income taxes, net of refunds	$655	$222
Unrealized net gain on short-term investments	$168	$57
Property and equipment purchased but not paid for	$323	$515

                                               1060 E. Arques Avenue, Sunnyvale, CA 94085      408.616.4000    www.siliconimage.com